EXHIBIT 21 - Active Subsidiaries of Registrant

                                                      State of
            Name                                      Incorporation
            ----                                      -------------

            Kinro, Inc.                               Ohio

            Kinro Manufacturing, Inc.                 Delaware

            Kinro Holding, Inc.                       New York

            Kinro Texas Limited Partnership           Texas Partnership

            Kinro Tennessee Limited Partnership       Tennessee Partnership

            Lippert Components, Inc.                  Delaware

            Lippert Holding, Inc.                     New York

            Lippert Components
              Manufacturing, Inc.                     Delaware

            Lippert Components Texas
              Limited Partnership                     Texas

            Lippert Tire & Axle, Inc.                 Delaware

            Lippert Tire & Axle Holding, Inc.         New York

            Lippert Tire & Axle Texas
              Limited Partnership                     Texas Partnership

            Lippert Tire & Axle Tennessee
              Limited Partnership                     Tennessee Partnership

            Coil Clip, Inc.                           Delaware